Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Tenaya Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Table 1 — Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2021 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	1,629,475(2)	$1.07(3)	$1,743,537.82	$153.10 per $1,000,000	$266.94
Equity	Common Stock, $0.0001 par value per share, to be issued pursuant to outstanding options under the 2021 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	1,832,219(4)	$1.21(5)	$2,216,984.99	$153.10 per $1,000,000	$339.42
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2021 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	800,000(6)	$0.91(7)	$728,000.00	$153.10 per $1,000,000	$111.46
Total Offering Amounts					$4,688,522.81		$717.82
Total Fee Offsets							—
Net Fee Due							$717.82

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (Securities Act), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2021 Equity Incentive Plan (2021 Plan) and the 2021 Employee Stock Purchase Plan (2021 ESPP) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Represents the shares of common stock reserved for issuance that were automatically added on January 1, 2025 to the shares of common stock reserved for issuance under the 2021 Plan (the Evergreen Increase) that are not subject to options granted prior to the filing of this Registration Statement. The remainder of the shares provided by the Evergreen Increase are subject to options granted prior to the filing of this Registration Statement, as described in Note 4 below. The 2021 Plan provides for an automatic annual increase in the number of shares reserved and available for issuance under the 2021 Plan as follows: the number of shares of common stock available for issuance under the 2021 Plan will be increased on the first day of each fiscal year beginning with the 2022 fiscal year, in an amount equal to the least of (i) 4,000,000 shares, (ii) four percent (4%) of the outstanding shares on the last day of the immediately preceding fiscal year, or (iii) such number of shares determined by the board of directors no later than the last day of the immediately preceding fiscal year.

(3)

Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $1.07 per share, which represents the average of the high and low selling prices per share of the Registrant’s common stock on February 3, 2025 as reported by The Nasdaq Global Select Market.

(4)	Represents shares of common stock reserved for issuance pursuant to options outstanding under the 2021 Plan and granted from shares reserved pursuant to the Evergreen Increase.

(5)

Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee based on the weighted average exercise price of $1.21 per share of the outstanding but unexercised options granted under the 2021 Plan following the Evergreen Increase.

(6)

Represents shares of common stock reserved for issuance under that were automatically added on January 1, 2025 to the shares of common stock reserved for issuance under the 2021 ESPP. The 2021 ESPP provides for an automatic annual increase in the number of shares reserved and available for issuance under the 2021 ESPP as follows: the number of shares of common stock available for issuance under the 2021 ESPP will be increased on the first day of each fiscal year beginning with the 2022 fiscal year, in an amount equal to the least of (i) 800,000 shares, (ii) one percent (1%) of the outstanding shares on the last day of immediately preceding fiscal year, or (iii) such number of shares determined by the board of directors no later than the last day of the immediately preceding fiscal year.

(7)

Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $1.07, which represents the average of the high and low selling price per share of the Registrant’s common stock on February 3, 2025 as reported by The Nasdaq Global Selected Market. Pursuant to the 2021 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the common stock on (i) the first trading day of the offering period or (ii) the exercise date.